NANO DIMENSION LTD.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF MURCHINSON LTD. AND THE OTHER
PROPOSING SHAREHOLDERS (AS DEFINED IN THE NOTICE)

The undersigned hereby appoints, Messrs. Mark Lichtenstein (Murchinson Ltd.), Moshe Sarfaty (Murchinson Ltd.), Ido Zemach (Goldfarb Seligman) and Yehuda Rosenthal (Goldfarb Seligman), and each of them, as agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the ordinary shares, par value New Israeli Shekels 5.00 per share, of Nano Dimension Ltd. (the “Company”) which the undersigned is entitled to vote at the Special General Meeting of Shareholders of the Company (including any adjournments, postponements, reschedulings or continuations thereof, the “Special General Meeting of the Shareholders” or the “Meeting”) to be held at the offices of Goldfarb Seligman, Law Offices, at Ampa Tower, 98 Yigal Alon Street, Tel Aviv 6789141, Israel, on March 20, 2023, at 16:00, Israel time, upon the following matters, which are more fully described in the Notice of the Special General Meeting of the Shareholders (the “Notice”) and Proxy Statement relating to the Meeting issued by Murchinson Ltd. and the other Proposing Shareholders named therein (the “Proxy Statement”).

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted “FOR” such matter. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be signed on the reverse side)

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF NANO DIMENSTION LTD.

Date of Meeting: March 20, 2023

PLEASE SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.       To amend and restate Article 41 (Continuing Directors in the Event of Vacancies) of the Company’s Amended and Restated Articles of Association (the “Articles of Association”), as set forth in Proposal 1 in the Proxy Statement, to allow shareholders to fill vacancies on the Board of Directors (the “Board”) at a general meeting of shareholders of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.       To amend and restate clause (f) of Article 42 (Vacation of Office) of the Articles of Association, as set forth in Proposal 2 in the Proxy Statement, to allow shareholders to remove directors by a simple majority at a general meeting of shareholders of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.       To remove the following four (4) directors of the Company, in addition to any and all new directors appointed by the Board (if any) following December 19, 2022 and until the conclusion of the Meeting.

3a. To remove Yoav Stern from the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3b. To remove Oded Gera from the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3c. To remove Igal Rotem from the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3d. To remove Yoav Nissan-Cohen from the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3e. To remove any and all new directors appointed by the Board (if any) following December 19, 2022 and until the conclusion of the Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.       To appoint the following two (2) director nominees to serve as directors of the Company for a term ending in accordance with the Articles of Association, it being understood, clarified and approved that in the case that more than one (1) director is removed (or more than one (1) vacancy exists) (a “Vacant Director”), (i) Mr. Traub shall serve until the longest remaining period of office among the Vacant Directors and (ii) Dr. Rosensweig shall serve until the next longest remaining period of office among the Vacant Directors.

4a. To appoint Kenneth H. Traub to the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4b. To appoint Joshua Rosensweig to the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

NAME	SIGNATURE	DATE ______, 2023

NAME	SIGNATURE	DATE ________, 2023

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.